Consent of Independent Registered Public Accounting Firm
--------------------------------------------------------------------

The board and shareholders
AXP Discovery Series, Inc.:
     AXP Core Bond Fund
     AXP Discovery Fund
     AXP Income Opportunities Fund
     AXP Inflation Protected Securities Fund
     AXP Limited Duration Bond Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


/s/ KPMG LLP
------------
    KPMG LLP
    Minneapolis, Minnesota
    September 27, 2004